UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2025, Forte Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC, Evercore Group L.L.C., Guggenheim Securities, LLC, and Chardan Capital Markets, LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering (the “Offering”) of 5,630,450 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $12.00 per share (the “Shares”), and, in lieu of Shares to certain investors, pre-funded warrants to purchase 619,606 Shares (the “Pre-Funded Warrants”) at a price to the public of $11.999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 exercise price for each such Pre-Funded Warrant. The Company also granted the Underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 937,508 Shares (the “Option”). All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.

The gross proceeds from the Offering are expected to be approximately $75.0 million before deducting underwriting discounts and commissions and other offering expenses, and assuming no exercise of the Option by the Underwriters. The Offering is expected to close on or about June 26, 2025, subject to satisfaction of customary closing conditions.

We estimate the net proceeds to us from this offering will be approximately $70.0 million (or approximately $80.5 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Based on our planned use of the net proceeds from this offering and our existing cash and cash equivalents, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into 2027.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-286226) (the “Registration Statement”), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering has been filed with the SEC and a final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, through a cash purchase or a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of such warrant, a different percentage not in excess of 9.99% of the number of shares of common stock that would be issued and outstanding immediately after such exercise. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to the Company. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the same amount and kind of securities, cash or property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, respectively, which are filed as Exhibit 1.1 and Exhibit 4.1 hereto and are incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Shares, the Pre-Funded Warrants and the shares underlying the Pre-Funded Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 8.01. Other Events.

A copy of the press release announcing the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the

Company’s current beliefs and expectations. Forward-looking statements in this report include statements regarding the completion and timing of the Offering and the anticipated proceeds from the Offering. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: whether or not the Company will be able to raise capital through the sale of securities or consummate the Offering; the final terms of the Offering; the satisfaction of customary closing conditions; prevailing market conditions; general economic and market conditions as well as geopolitical developments; and other risks. Additional risks, uncertainties, and other information affecting the Company’s business and operating results are contained in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2025, and in its other filings with the SEC. All forward-looking statements in this Current Report on Form 8-K are current only as of the date hereof and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of June 24, 2025.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press Release, dated June 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: June 25, 2025	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer